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                                                                      EXHIBIT 16

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

December 11, 2000

Commissioners:

We have read the statements made by Oz.com (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated December 5, 2000. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers ehf